Exhibit 20.1
                       MONTHLY SERVICER'S CERTIFICATE
                      First National Bank of Commerce
                           New Orleans, Louisiana
                    First NBC Credit Card Master Trust
                               Series 1997-1

                      For the 2/9/98 Determination Date
                        For the 6th Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of
Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This
    Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is February 9, 1998, which is a Determination
    Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was  $124,321,587.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $12,378,605.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $111,942,982.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $858,108,209.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum
    Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $558,108,209.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
    Transfer Date is  $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11 Monthly Period Trust Activity
(a) Trust Activity                                      Total Trust
   ==============================================    ===============
    Beginning Aggregate Principal Receivables           850,256,615
    Beginning Excess Funding Account Balance                      -
    Beginning Total Principal Balance                   850,256,615
    Collections of Finance Charge Receivables            12,378,605
    Discount Percentage                                           -
    Discount Option Receivables Collections                       -
    Net Recoveries                                                -
    Total  Collections of Finance Charge Receivables     12,378,605
    Total Collections of Principal Receivables          111,942,982
    Net Default Amount                                    4,156,533
    Minimum Aggregate Principal Receivables Balance     300,000,000
    Ending Aggregate Principal Receivables              858,108,209
    Ending Excess Funding Account Balance                         -
    Ending Total Principal Balance                      858,108,209
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(b) Series Allocations                                Series 1997-1   All Series
   ==============================================    ==============================
    Group Number                                                  1
    Investor Interest                                   300,000,000   300,000,000
    Adjusted Investor Interest                          300,000,000   300,000,000
    Principal Funding Account Balance                             -             -
    Minimum Transferor Interest                          60,067,575    60,067,575

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

(c) Group I Allocations                               Series 1997-1  Total Group I
 ==============================================      ==============================
    Investor Finance Charge Collections                   4,367,601     4,367,601

    Investor Monthly Interest                             1,551,776     1,551,776
    Investor Monthly Fees (Servicing Fee)                   500,000       500,000
    Investor Default Amounts                              1,466,569     1,466,569
    Investor Additional Amounts                                   -             -
    Total                                                 3,518,345     3,518,345

    Reallocated Investor Finance Charge Collections       4,367,601     4,367,601
    Available Excess                                        849,256       849,256

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

 12 Series 1997-1 Certificates
                                              Series 1997-1   Total Investor   Transferor's
(a) Investor/Transferor Allocations            Allocations      Interest        Interest
 ===========================================================================================
    Beginning Investor/Transferor Amounts       850,256,615     300,000,000    550,256,615
    Beginning Adjusted Investor Interest        850,256,615     300,000,000    550,256,615
    Floating Investor Percentage                  100.00000%       35.28347%      64.71653%
    Fixed Investor Percentage                             -               -              -
    Collections of Finance Chg. Receivables      12,378,605       4,367,601      8,011,004
    Collections of Principal Receivables        111,942,982      39,497,368     72,445,614
    Net Default Amount                            4,156,533       1,466,569      2,689,964

    Ending Investor/Transferor Amounts          858,108,209     300,000,000    558,108,209


Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)


                                                                       Collateral
(b) Monthly Period Funding Requirements      Class A       Class B      Interest        Total
   ============================================================================================
    Principal Funding Account                    -             -             -              -
    Principal Funding Investment Proceeds        -             -             -              -
    Withdrawal from Reserve Account              -             -             -              -
    Available Reserve Account Amount             -             -             -              -
    Required Reserve Account Amount              -             -             -              -

    Coupon January 15 - February 16        6.15000%      6.35000%      6.19375%       6.16684%
    Floating Investor Percentage          30.52020%      2.46984%      2.29343%      35.28347%
    Fixed Investor Percentage                    -             -             -              -
    Investor Monthly Interest            1,329,938       111,125       110,713      1,551,776
    Overdue Monthly Interest                     -             -             -              -
    Additional Interest                          -             -             -              -
            Total Interest Due           1,329,938       111,125       110,713      1,551,776
    Investor Default Amounts             1,268,582       102,660        95,327      1,466,569
    Investor Monthly Fees                  432,500        35,000        32,500        500,000
    Investor Additional Amounts                  -             -             -              -
            Total Due                    3,031,020       248,785       238,540      3,518,345

(c) Certificates - Balances and                                      Collateral
     Distributions                        Class A       Class B       Interest        Total
   ============================================================================================
    Beginning Investor Interest        259,500,000    21,000,000    19,500,000    300,000,000
    Monthly Principal-Prin. Funding
     Account                                     -             -             -              -
    Principal Payments                           -             -             -              -
    Interest Payments                    1,329,938       111,125       110,713      1,551,776
    Total Payments                       1,329,938       111,125       110,713      1,551,776
    Ending Investor Interest           259,500,000    21,000,000    19,500,000    300,000,000

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                     5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                    -
    4.  Amount of Payment in respect of Class A Additional Interest                         -
    5.  Amount of Payment in respect of Class A Principal                                   -

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                        -
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate
         principal amount                                                                   -
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                  -
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000
         original principal amount                                                          -
    5.  The amount, if any, by which the outstanding Principal Balance of the
         Class A Certificates exceeds the Class A Adjusted Investor Interest
         after giving effect to all transactions on such Distribution Date                  -

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                     5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                    -
    4.  Amount of Payment in respect of Class B Additional Interest                         -
    5.  Amount of Payment in respect of Class B Principal                                   -

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses
    (c), (d) and (e) of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                   -
    2.  Amount of reductions in Class B Investor Interest per $1,000 original
         certificate principal amount                                                       -
    3.  Total amount reimbursed in respect of reductions of Class B Investor
         Interest                                                                           -
    4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
         $1,000 original certificate principal amount                                       -
    5.  The amount, if any, by which the outstanding Principal Balance of the
         Class B Certificates exceeds the Class B Investor Interest after giving
         effect to all transactions on such Distribution Date                               -

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                           5.677590
    2.  Amount of distribution in respect of Collateral Monthly Interest             5.677590
    3.  Amount of distribution in respect of Collateral Overdue Interest                    -
    4.  Amount of distribution in respect of Collateral Monthly Principal                   -

(i) Amount of reductions in Collateral Interest pursuant to clauses
    (c), (d) and (e) of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                         -
    2.  Total amount reimbursed in respect of reductions of Collateral Interest             -

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                     3,777,975

         a.  Class A Monthly Interest                                               1,329,938
         b.  Class A Overdue Monthly Interest                                               -
         c.  Class A Additional Interest                                                    -
         d.  Class A Servicing Fee                                                    432,500
         e.  Class A Investor Default Amount                                        1,268,582

         f.   Excess Spread                                                           746,955

    2.  Class B Available Funds                                                       305,732

         a.  Class B Monthly Interest                                                 111,125
         b.  Class B Overdue Monthly Interest                                               -
         c.  Class B Additional Interest                                                    -
         d.  Class B Servicing Fee                                                     35,000

         e.  Excess Spread                                                            159,607

    3.  Collateral Holder Available Funds                                             283,894

         a.  Excess Spread                                                            283,894

    4.  Total Excess Spread                                                         1,190,456

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections
     Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                    1,190,456
     2.  Excess Finance Charge Collections                                                  -
     3.  Applied to fund Class A Required Amount                                            -
     4.  Unreimbursed Class A Investor Charge-Offs                                          -
     5.  Applied to fund Class B Required Amount                                      102,660
     6.  Reductions of Class B Investor Interest treated as Available
          Principal Collections                                                             -
     7.  Applied to Collateral Monthly Interest and unpaid Collateral
          Monthly Interest                                                            110,713
     8.  Applied to Collateral Interest Servicing Fee and any overdue
          Collateral Interest Servicing Fee                                            32,500
     9.  Collateral Investor Default Amount treated as Available Principal
          Collections                                                                  95,327
    10. Reductions of Collateral Interest treated as Available Principal
          Collections                                                                       -
    11. Deposit to Reserve Account (if required)                                            -
    12. Applied to other amounts owed to Collateral Interest Holder                         -
    13. Balance to constitute Excess Finance Charge Collections for other series      849,256

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                                 15,358,017
    2.  60-89 days                                                                  9,770,715
    3.  90 days and over                                                           16,447,330
    4.  Total 30+ days delinquent                                                  41,576,062

(b) Base Rate
         a.  Current Monthly Period                                                     8.167%
         b.  Prior Monthly Period                                                       8.192%
         c.  Second Prior Monthly Period                                                8.173%
(c) Three Month Average Base Rate                                                       8.177%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                  11.60413%
         b.  Prior Monthly Period                                                    14.92847%
         c.  Second Prior Monthly Period                                             13.46170%
(e) Three Month Average Portfolio Yield                                              13.33143%

(f) Excess Spread  Percentage
         a.  Current Monthly Period                                                   3.43713%
         b.  Prior Monthly Period                                                     6.73647%
         c.  Second Prior Monthly Period                                              5.28870%
(g) Three Month Average Excess Spread Percentage                                      5.15410%

(h) Monthly Payment Rate (total collections/beginning aggregate
     principal receivables)                                                          14.62165%

(i) Portfolio Adjusted Yield                                                          2.93713%

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    IN WITNESS WHEREOF,  the undersigned has duly executed and delivered this certificate this 9th day of February, 1998.

                               First National Bank of Commerce, as Servicer

                               By: /s/Anne M. Lacourrege
                               ------------------------------
                               Name:  Anne M. Lacourrege
                               Title:  Vice President